AGREEMENT OF SALE

         THIS AGREEMENT is made and entered into as of the 3rd day of June, 1998, by and between SUPERTEL HOSPITALITY, INC., a Delaware corporation
("Seller") and NORFOLK HOSPITALITY MANAGEMENT CO., a Nebraska corporation ("Buyer") or its assignee.

                                    RECITALS

         A. Seller, directly and through its wholly owned subsidiaries (the "Seller Subsidiaries"), is in the business of developing, constructing, owning and operating hotels in numerous locations throughout the United States, and privately owns and operates 62 hotels (the "Hotels"). Substantially all of the Hotels are operated pursuant to franchise or similar arrangements (the "Franchise Rights"). The development, construction and operation of the Hotels is referred to herein as the "Business". References to "Seller" herein also include the "Seller Subsidiaries" wherever the context will permit.

         B. Simultaneously with the execution of this Agreement, Seller is entering into a certain Agreement and Plan of Merger (the "Merger Agreement") with PMC Commercial Trust, a Texas real estate investment trust ("PMCT") which, if consummated, will result in the merger of Seller into PMCT (the "Merger").

         C. In conjunction with the Merger Agreement, Buyer and PMCT have agreed to the lease of all of the Hotels from PMCT to Buyer (collectively the "Lease") under which Buyer shall assume responsibility for the management and operation of the Hotels.

         D. Subject to the conditions contained herein, Buyer desires to purchase from Seller and the Seller Subsidiaries, and Seller desires to sell to Buyer, those assets set forth on Schedules A, B and C annexed hereto and incorporated herein by this reference, together with the "Current Assets" described in Paragraph 2.d. hereof (collectively the "Assets"), for the purchase price and on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises, and the mutual promises and covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

         1. Purchase and Sale of Assets. Seller agrees to sell and Buyer agrees to buy, on the terms and conditions stated herein, the Assets. Any books and records relevant to the Assets delivered pursuant to this paragraph shall remain available to both Buyer and Seller and their respective successors and assigns for a period of five years after the date of this agreement for tax and other reasonable business purposes. The parties acknowledge that the purchase of the real estate or of a portion of the real estate described on Schedule A, and of the Neosho, Missouri Hotel discussed in Schedule C may be assigned at or before Closing to one or more assignees of or affiliates of Buyer to which assignments Seller hereby agrees.

         2. Purchase Price. The purchase price ("Purchase Price") shall consist of the sum of the following amounts:

                  a. One Million Five Hundred Thousand Dollars ($1,500,000.00) allocable among the various Assets other than the Current Assets as set forth on Schedule A; plus

                  b. The amount which is equal to the cost of Seller in the acquisition and construction of the Asset described on Schedule B, which cost shall be determined as described on Schedule B; plus

                  c. The amount which is equal to the cost of Seller in the acquisition of the Asset described on Schedule C, which cost shall be determined as described on Schedule C; plus

                  d. The amount which is equal to the "Current Asset Value" of Seller's accounts receivable, cash and cash equivalents, and prepaid expenses relative to the Assets or the Hotels ("Current Assets") at Closing. The Current Asset Value of the Current Assets shall be equal to the book value thereof, determined in accordance with generally accepted accounting principles consistently applied.

         3. Assumption of Liabilities; Payment of Purchase Price. At Closing, the Buyer shall pay to Seller by wire transfer of immediately available funds that portion of the Purchase Price, less the outstanding balance of principal and interest due on any Permitted Encumbrances, attributable to the Assets set forth on Schedule A (other than the Current Assets) and the Asset described on Schedule C. In addition, the Buyer shall assume those liabilities of Seller as set forth on Schedule D annexed hereto (the "Assumed Liabilities"). The aggregate amount of the Assumed Liabilities will be netted at Closing against the Current Assets Value and to the Asset described on Schedule B. Such net amount is referred to herein as the "Purchase Price Variable Portion". It may not be practicable for the parties to precisely determine the Purchase Price Variable Portion at Closing. The parties shall establish a good faith estimate of the Purchase Price Variable Portion (the "Preliminary Purchase Price Variable Portion") for purposes of the Closing. The Preliminary Purchase Price Variable Portion will be payable by wire transfer of immediately available funds at Closing to the party entitled thereto. Within thirty (30) days following the Closing, Buyer and PMCT (as successor to Seller) will jointly prepare a final reconciliation of the Purchase Price Variable Portion, including a reconciliation of the Assumed Liabilities, and the aggregate adjustments from the Preliminary Purchase Price Variable Portion shall be payable immediately to the party entitled thereto. Within thirty (30) days following the first anniversary of the Closing, Buyer, at Buyer's cost, will cause Buyer's accountants to perform procedures to be agreed upon by Buyer and PMCT to verify the aggregate payments by Buyer made for vacations utilized by employees of Buyer during the one year period subsequent to the Closing which relate to vacation time earned during employment with Seller prior to the Closing. In the event that the amount accrued as of the Closing for Vacation Liability pursuant to Schedule D exceeds the aggregate amount of such vacation payments, Buyer will promptly pay the amount of such excess to PMCT.

         4. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the same time and place as the closing of the Merger, and shall be deemed to have been consummated immediately prior to consummation of the Merger, subject to the terms and conditions of this Agreement (the "Closing Date").

         At Closing, Seller shall deliver to Buyer:

                  a. Instruments of transfer and conveyances of the Assets in due and proper form to convey good and marketable title to Buyer, free and clear of all liens, encumbrances, restrictions, and charges whatsoever except for the Assumed Liabilities and the "Permitted Encumbrances", if any, specifically identified on Schedule 4.0(a). Seller shall generally convey the Assets by delivering to Buyer a Warranty Deed, General Assignment and Bill of Sale wherein Seller warrants its title to the Assets. Seller shall execute and deliver such further documents as may be necessary or reasonably requested by Buyer to effectuate the transfer of all items constituting the Assets, together with proper warranties;

                  b. All keys, combinations, warranty materials, instructions, plans and other items necessary for Buyer or its agents to take possession and control of the Assets and the management and operation of the Hotels;

                  c. Copies of the Articles of Incorporation and By-Laws of the Seller, together with the Corporate Resolution of the Board of Directors of the Seller authorizing the execution of and the consummation of all actions contemplated by this Agreement and indicating the President or other officers of the Seller authorized to execute all documents in conjunction herewith;

                  d. The Certificate of the President of Seller described in Paragraph 9 hereof;

                  e. A copy certified by the Secretary of the Seller of the corporate resolutions authorizing this Agreement and the contemplated transactions, together with a Certificate of Good Standing certified by the Delaware Secretary of State;

                  f. A transfer and consent to the use of Seller's tradenames and trademarks, including without limitation outright assignments of ownership of the tradenames "Simplex" and "Motel Developers" and derivatives thereof and documents changing the corporate name of Seller's subsidiaries to not include "Simplex" and "Motel Developers";

                  g. Assurances of title to the Assets as provided in Paragraph 7(d);

                  h. Instruments required to establish Buyer as successor to Seller as employer and/or administrator of all employee benefit plans of Seller and to transfer all of Seller's rights (and the assumption by Buyer of all of Seller's obligations) with respect thereto.

                  i. Such other instruments of sale, transfer, conveyance and assignment as the Buyer and its counsel may reasonably request.

                  j. Payment of the amount, if any, by which Assumed Liabilities exceed the Purchase Price, in the form provided in Paragraph 3.

         At closing, Buyer will deliver to Seller:

                  k. Payment of the Net Purchase Price in the form provided in Paragraph 3;

                  l. Such other instruments as Seller and its counsel may reasonably request.

         At Closing, Buyer shall offer employment to all of the employees of Seller, except Paul J. Schulte and Karen Schulte, for employment by Buyer in the operations of the Business after Closing on substantially the same terms, compensation, conditions and benefits and in the same capacities as provided currently by Seller, with the same seniority and subject to the same accrued (and unused) vacation and sick days. Seller will transfer or cause the transfer to Buyer, and Buyer shall accept and assume, all of Seller's rights and responsibilities with respect to all employee benefit plans as employer, administrator and/or plan sponsor, including without limitation prepaid benefits, unused premiums, existing and potential forfeitures, and all plan assets and funding vehicles. In connection therewith, Buyer will also offer employment to the executive level employees of Seller, but Buyer shall have the discretion to determine the compensation, benefits and other terms and conditions of employment that will be offered to Seller's executive level employees. All of such employee benefit obligations shall be adequately accrued by Seller as of the Closing Date and included among the Assumed Liabilities to be assumed by Buyer. Seller shall remain responsible for all employee claims, other than employee benefit obligations, that are based upon occurrences or conditions existing at or prior to the Closing Date. Buyer's assumption of such employee benefit obligations is solely for the benefit of Seller and PCMT as Seller's successor, and no employee shall have the right to enforce this Agreement against Buyer as third party beneficiary or otherwise.

         5. Possession. Seller shall deliver possession of the Assets to Buyer effective as of the Closing Date.

         6. Risk of Loss. Risk of loss pending closing of the sale contemplated herein shall be on Seller.

         7. Seller's Warranties and Representations. Seller represents to, warrants, and covenants with Buyer, its successors and assigns that the statements contained in this Paragraph 7 are true, correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Paragraph 7), except as set forth in the disclosure schedule prepared by Seller and delivered to Buyer on or before the date of this Agreement (the "Disclosure Schedule").

                  a. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has full corporate power and authority to own its assets, to carry on the management and operation of the Hotels as now conducted, to enter into and perform this Agreement of Sale, and to convey the Assets as required hereby. Seller is duly licensed or qualified to do business in Nebraska and Iowa;

                  b. Seller has taken all corporate action necessary to authorize and approve this Agreement and its performance by Seller in due and proper form, proof of which shall be presented at Closing, and this Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated;

                  c. Seller owns directly or indirectly all of the outstanding shares of capital stock of the Seller Subsidiaries whose assets are included in the Assets purchased by Buyer pursuant to this Agreement, and Seller has taken, or caused to be taken, all corporate action necessary or appropriate to effectuate the transfer and conveyance at closing of all of the assets of the Seller Subsidiaries to Buyer.

                  d. Seller represents and warrants that it is the owner of the Assets, free and clear of any liens, restrictions or encumbrances except for the Permitted Encumbrances specifically identified on
         Schedule 4.0(a); that it has good and lawful authority to execute and effectuate this Agreement; and that the transfer of the Assets from Seller to Buyer will vest Buyer with good and valid title to the Assets, free and clear of all liens, encumbrances, claims and charges whatsoever except for the Permitted Encumbrances;

                  e. Except the fee to be paid to ABN AMRO Incorporated by Seller, Seller has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Seller or Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation or the transactions contemplated hereby. Seller is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                  f. Seller has retained ABN AMRO Incorporated to review the transactions contemplated by the Merger Agreement, including the transactions contemplated by this Agreement, and to issue an opinion to the effect that, as of the date of such opinion such transactions are fair to the Seller and its stockholders from a financial point of view.

                  g. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach or violation of any of the terms, provisions, or conditions of the Articles of Incorporation or Bylaws of Seller, or of any law, statute, or administrative regulations, or of any order, writ, injunction, judgment or decree of any court or governmental authority, or of any agreement, lease, or instrument to which Seller is a party or by which it is bound, or constitute a default thereunder, or create in any party the right to accelerate, terminate, modify, cancel or require notice under any agreement, contract, lease, license, instrument or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject. Neither Seller nor Buyer is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement or for Buyer to assume the ownership and operation of the Business;

                  h. No approval of any person is required for the performance of Seller's obligations hereunder, except approvals which have been obtained from PMCT and from relevant franchisors; and

                  i. The Current Assets are recorded on Seller's books at Closing in accordance with generally accepted accounting principles, consistently applied.


                  j. Paul Schulte and Karen Schulte, as of the Closing Date, shall have resigned and terminated their respective employment with Seller, including their employment agreements, if any, with no further liability to Seller or Buyer except for payment of wages and benefits up to date of Closing.

         If Seller becomes aware of any fact or circumstance which would change or affect the accuracy of a representation or warranty, Seller shall immediately give notice of any change, fact or circumstance to Buyer, but such notice shall not relieve Seller of its liabilities or obligations with respect thereto. For the purposes of this Agreement, "to the best of Seller's knowledge" means the knowledge of Seller or any of its directors, officers or managers after the exercise of reasonable diligence and inquiry.

         8. Pre-Closing Covenants. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  a. Each of the parties will use its best efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement, including satisfaction, but not waiver, of the Closing conditions set forth below.

                  b. Seller and Buyer will give any notices to third parties, and Seller and Buyer will use their best efforts to obtain any third party consents that Buyer may request or require.

                  c. Seller will not engage in any practice, take any material action or enter into any transaction outside the ordinary course of business except as contemplated by the Merger Agreement and this Agreement.

                  d. Seller will use its best efforts to keep the Business and Assets substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, contractors, service providers, customers, lessees and employees.

                  e. Seller will permit representatives of the Buyer to have full access to all premises, properties, personnel, books, records, contracts and documents of or pertaining to Seller, the Business or the Assets, and will provide reasonable assistance to Buyer in the conduct of Buyer's due diligence reviews. Seller will also permit representatives of Buyer to regularly be on premises to observe and monitor the operation of the Business and to learn Seller's operating systems, methods, policies and procedures. Buyer agrees that if this Agreement is terminated for any reason whatsoever, Buyer shall, at Seller's request, promptly return to Seller all information and data furnished Buyer in connection with this Agreement or Buyer's investigation of the Business or Assets. Buyer shall destroy all copies, extracts or excerpts of such information and data and all documents generated by Buyer that contain any portion of such information or data.

                  f. Each party will give prompt written notice to the other party of any material adverse development causing a breach of any of its own representations and warranties set forth above. No disclosure by any party pursuant hereto, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure a misrepresentation, breach of warranty or breach of covenant.

         9. Conditions to Buyer's Obligations. All obligations of the Buyer under this Agreement are subject to the fulfillment at Closing of each of the following conditions:

                  a.  Seller's   representations  and  warranties  contained  in
         Section 7 of this Agreement shall be true and correct in all material respects at the time of Closing as though such representations and warranties were made at such time;

                  b. Seller shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller prior to or at Closing Date;

                  c. Seller shall have procured all of the third party consents, title insurance policies and riders and surveys specified herein;

                  d. Seller shall have delivered to Buyer a certificate of Seller's President, dated the Closing Date, certifying in such detail as Buyer may specify to the fulfillment of the conditions specified herein;

                  e. Seller shall have delivered to Buyer evidence that effective for actions on the Closing Date, Seller's corporate existence, good standing, corporate power, and qualification, are as stated in this Agreement; that this Agreement of Sale, the Warranty Deed, the General Assignment and Bill of Sale and all other documents delivered by Seller at Closing have been duly authorized, executed and delivered, and constitute valid, binding, and enforceable obligations of Seller in accordance with their respective terms;

                  f. Seller and PCMT shall have arranged, in conjunction with the Merger, for the transfer to PCMT and the conditional assignment to and assumption by Buyer of all Franchise Rights, development rights, permits or licenses necessary for Buyer to continue the operation of the Business in its present manner;

                  g. All of the conditions to the Merger shall have been fulfilled or waived, and the Merger shall be closed contemporaneously with the Closing.

                  h. PMCT shall have entered into the Leases of the Hotels with Buyer.

         10. Adjustments to Purchase Price. If there is an occurrence of any of the events set forth in the following subparagraphs of this Paragraph 10, Buyer will not be excused from performance of Buyer's obligations hereunder. However, Seller will reimburse Buyer in cash or by adjustment to the Purchase Price in an amount which adequately reflects the financial impact upon Buyer as a result of such breach or occurrence of any of the following events:

                  a. Prior to the Closing, Seller shall have sustained a loss to any of the Assets on account of fire, flood, accident or other calamity or event; and

                  b. Buyer shall not have received a title insurance policy showing ownership of the Real Property described on Schedule A in fee title and subject to no liens except as set forth on Schedule 4.0(a) (the "Permitted Encumbrances"); and a certificate of search for all UCC liens or other liens against the Assets certified on or about the Closing Date, disclosing that there are no liens, other than Permitted Encumbrances, against the Assets.

         11. Buyer's Warranties and Representations. The Buyer warrants, represents and promises to Seller, its successors and assigns as follows:

                  a. Buyer is a duly organized corporation validly existing and in good standing under the laws of the State of Nebraska.

                  b. Buyer has the legal power and authority to enter into and perform this Agreement and the transactions contemplated herein. The execution, delivery and performance of this Agreement by Buyer, and the transactions contemplated herein, will not violate any provision of the articles of incorporation, bylaws or other organizational documents of Buyer, any material agreement or instrument to which Buyer is a party, any judgment, order, ruling or decree applicable to Buyer nor, to the best of Buyer's knowledge, any law, rule or regulation applicable to Buyer.

                  c. The execution, delivery and performance of this Agreement and the transactions contemplated herein, have been or will be duly and validly authorized by all requisite legal action on the part of Buyer.

                  d. At the time of closing, Buyer will deliver to the Seller all documents necessary or convenient to effectuate all transactions contemplated hereunder duly executed by an authorized officer of Buyer.

                  e. Steve Borgmann and Richard Herink, as of the Closing Date, shall have resigned and terminated their respective employment with Seller, including their employment agreements, if any, with no further liability to Seller or Buyer except for payment of wages and benefits up to date of Closing.


         12. Conditions to Seller's Obligations. All obligations of the Seller under this Agreement are subject to the fulfillment prior to or at Closing of each of the following conditions:

                  a. The representations and warranties of Buyer contained in this Agreement shall be true in all material respects at the time of Closing as though such representations and warranties were made at such time;

                  b. Buyer shall have performed and completed all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date;

                  c. Buyer shall have delivered to Seller an opinion of Buyer's legal counsel.

                  d. All of the conditions to the Merger shall have been fulfilled or waived, and the Merger shall be closed contemporaneously with the Closing.

                  e. The opinion of ABN AMRO Incorporated addressed to the Board of Directors of Seller shall not have been withdrawn or materially modified.

                  f. Buyer shall have executed and delivered to Seller an indemnity agreement in form and substance satisfactory to Seller and to PMCT as Seller's successor indemnifying Seller from any and all liability and expense with respect to the Neosho Hotel described on Schedule C.


         13. Termination. Certain of the parties may terminate this Agreement as provided below:

                  a. Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if the Closing shall not have occurred on or before November 30, 1998 by reason of the failure of any condition precedent under Paragraph 8 hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty or covenant contained in this Agreement); and

                  b. Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if the Closing shall not have occurred on or before November 30, 1998, by reason of the failure of any condition precedent under Paragraph 11 hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty or covenant contained in this Agreement).

                  c. This Agreement shall automatically terminate if and when the Merger Agreement is terminated or if the Merger Agreement has not terminated but has not closed on or before November 30, 1998.

If any party rightfully terminates this Agreement pursuant hereto, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party except for any liability of any party then in breach or default.

         14. Seller's Indemnifications. Seller agrees to indemnify, defend, and hold Buyer harmless, with right of setoff to Buyer, at all times before or after Closing Date against any and all of the following items:

                  a. Any damage, loss, liability, claims, demands, assessments, fines, penalties, fees, costs, expense or deficiency resulting, directly or indirectly, from any misrepresentation, breach of warranty, or non-fulfillment of any agreement on the part of the Seller under this Agreement, or any document executed in connection herewith, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Buyer hereunder, or Seller's failure to fully pay or arrange for payment of any liability of Seller not specifically assumed in writing by Buyer.

                  b. All liabilities of Seller, including all third party claims, other than the Assumed Liabilities and Permitted Encumbrances.

                  c. All actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing, including without limitation, to the extent permitted by law, attorney fees incurred in defending claims indemnified against.

                  d. All unpaid bills, costs, fees, or other charges now or hereafter payable which could be the basis of a mechanic's or construction lien against the Assets, except for the real estate described in Item I.A. of Schedule A, whether or not now on record, which are not fully accrued and included in the Assumed Liabilities at time of Closing;

                  e. Except as included in the Assumed Liabilities at time of Closing, all real or personal property taxes on any item of the Assets which arise for any period of time occurring up to the Closing Date; and




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                  f. Except as included in the Assumed Liabilities,  all special assessments applicable to the Assets, except for the real estate described in Item I.A. of Schedule A, for improvements constructed or
         now  under   construction   that  could  result  in  any  such  special
         assessments or liens on said property.

                  g. Any cost, fee, or expense of the Seller relevant to the Assets on Schedule B and Schedule C which is included in the Purchase Price allocable to such Assets at the Closing.

         15. Buyer's Indemnifications. Buyer agrees to indemnify, defend, and hold Seller harmless, with right of setoff to Seller, at all times before or after Closing Date against any and all of the following items:

                  a. Any damage, loss, liability, claims, demands, assessments, fines, penalties, fees, costs, expense or deficiency resulting, directly or indirectly, from any misrepresentation, breach of warranty, or non-fulfillment of any agreement on the part of the Buyer under this Agreement, or any document executed in connection herewith, or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Seller or Seller's Shareholders hereunder, or Buyer's failure to fully pay or arrange for payment of any liability of Seller specifically assumed in writing by Buyer;

                  b. All actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing, including without limitation, to the extent permitted by law, attorney fees incurred in defending claims indemnified against.

         16. Survival. All statements contained in any certificate or other instrument delivered by or on behalf of a party pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party hereunder. The representations, warranties, agreements, covenants and indemnifications made by a party in this Agreement or in any document delivered pursuant hereto shall survive the closing.

         17. Notices. All notices, requests and demands and other communications hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first class postage prepaid and addressed, if to Seller, in care of Mr. Paul J. Schulte, Chief Executive Officer, SuperTel Hospitality, Inc., 309 North 5th Street, Norfolk, Nebraska 68701, Facsimile: (402) 371-4229, or at such other address as said Seller may have furnished to Buyer in writing, with a copy (which shall not constitute notice) to McGrath, North, Mullin & Kratz, P.C., One Central Park Plaza, Suite 1400, 222 South Fifteenth St., Omaha, NE 68102, Attn:
David L. Hefflinger, Esq.; or if to Buyer, in care of



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Mr. Steve Borgmann, Chief Executive Officer, NORFOLK HOSPITALITY MANAGEMENT Co.,
309 North 5th Street, Norfolk, Nebraska 68701, Facsimile: (402) 371-4229, or at such other address as Buyer may have furnished to the Seller in writing, with a copy (which shall not constitute notice) to Croker, Huck, Kasher, DeWitt, Anderson & Gonderinger, P.C., Att'n Richard L. Anderson, Esq., 2120 S. 72nd St., Suite 1250, Omaha, NE 68124, Facsimile: (402) 390-9221.

         18. Property Taxes. Any real and personal property taxes arising in the ownership, use or operation of the Business or the Assets shall be prorated as of the Closing Date in the manner customary in the localities where the affected property is subject to taxation, except as otherwise already included in the Assumed Liabilities.

         19. Counterparts. This Agreement may be executed simultaneously in such counterparts as the parties may desire, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         20. Merger. All negotiations between the parties are merged in this Agreement and the Exhibits to this Agreement and there are no understandings or agreements other than those incorporated herein. This Agreement constitutes the entire Agreement and no negotiations, warranties, covenants, promises or representations which are not contained in this Agreement shall have any force or effect. Specifically, this Agreement supersedes any letter of intent or Memorandum of Understanding entered into between the parties or their predecessors. This Agreement may not be modified except by an instrument, in writing, duly executed by the parties.

         21. Additional Documents. Any party hereto shall deliver to the other party upon request any documents reasonably needed to effect the intent and purposes of this Agreement.

         22. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Seller and the successors and assigns of the Buyer. In the event that the Buyer causes its interest in this Agreement, or the Assets or the Business of Seller to be transferred to some other party by assignment or otherwise, the rights of the Buyer may be enforced by such other party in its own name.

         23. Invalid Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         24. Explanatory Provisions. The words "Buyer" and "Seller" shall be taken to include the parties hereto and their respective successors and assigns, and shall be taken in the plural sense whenever the context requires, and all pronouns used herein and referring to said parties shall be construed accordingly, regardless of the number or gender thereof.




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         Headings  of the various  paragraphs  herein are  inserted  merely as a matter of convenience and for reference and shall not be considered as in any manner defining, limiting, or describing the scope or intent of the particular paragraphs to which they refer or as affecting the meaning or construction of the language in the body of such paragraphs.

         25. No Announcements. No public announcement of this Agreement or the transactions contemplated hereby shall be made by either party before Closing without the written consent of the other party.

         26. Accessibility. Seller shall provide reasonable access at reasonable times to Buyer and its agents for the purpose of obtaining a Phase I environmental audit of the real property if Buyer, in its sole discretion, determines to obtain such an audit.






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         IN WITNESS  WHEREOF,  the parties have hereunto set their hands the day and year first above written.

                                  SELLER:

                                  SUPERTEL HOSPITALITY, INC.,
                                  a Delaware corporation

                                  By:/s/ Paul J. Schulte
                                         Paul J. Schulte
                                  Its:   President and Chief Executive Officer


                                  BUYER:

                                  NORFOLK HOSPITALITY MANAGEMENT CO.,
                                  a Nebraska corporation

                                  By:/s/ Steve Borgmann
                                         Steve Borgmann
                                  Its:   President






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